UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 1, 2013

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2013, the Board of Directors (the “Board”) of SkyWest, Inc. (the “Company”) expanded the size of the Board to ten directors and appointed Ronald J. Mittelstaedt, Chairman of the Board and Chief Executive Officer of Waste Connections Inc., and Keith E. Smith, President, Chief Executive Officer and a director of Boyd Gaming Corporation, to serve as directors of the Company.  In connection with their appointments as directors of the Company, Mr. Mittelstaedt was named to serve as a member of the Compensation Committee of the Board and Mr. Smith was named to serve as a member of the Audit & Finance Committee of the Board.

Messrs. Mittelstaedt and Smith will be eligible to participate as non-employee directors in accordance with the Company’s non-employee director compensation practices (which shall be prorated for the period of their service during the current fiscal year); however, no awards to Messrs. Mittelstaedt or Smith were made in connection with their appointments to serve as directors of the Company.

Since the beginning of the Company’s last fiscal year, neither Mr. Mittelstaedt nor Mr. Smith nor any of their immediate family members has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) promulgated under Regulation S-K. There were no arrangements or understandings between Mr. Mittelstaedt or Mr. Smith and any other person pursuant to which either Mr. Mittelstaedt or Mr. Smith was appointed as a director of the Company.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release, entitled “SkyWest, Inc. Appoints New Directors” issued by SkyWest, Inc., dated October 1, 2013.

Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements.  The Company  may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date.  The Company assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of the Company, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this report.

Actual operational and financial results of the Company will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among those identified above: the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel; negotiations between the Company and its major partners regarding their contractual relationships; the financial stability of those major partners regarding any impact on the contracts that the Company operates under in their behalf; the resolution of current litigation with a major airline partner of the Company; variations in market and economic conditions; labor relationships; the impact of global instability; rapidly fluctuating fuel costs; the degree and nature of competition; potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in the Company’s filings with the SEC, including the section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, entitled “Risk Factors.”  All subsequent forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: October 3, 2013	By	/s/ Michael J. Kraupp
Michael J. Kraupp, Chief Financial Officer
and Treasurer